Exhibit 10.2

THIRD AMENDED AND RESTATED GUARANTY OF PAYMENT
This THIRD AMENDED AND RESTATED GUARANTY OF PAYMENT (as the same may from time to time be amended, restated, supplemented or otherwise modified, this “Guaranty”) is entered into as of April 13, 2012 by each of the undersigned and any other Person, as defined in the Credit Agreement, as hereinafter defined, that becomes a party hereto by joined supplement or otherwise after the date hereof (collectively, “Guarantors” and, individually, “Guarantor”), in favor of KEYBANK NATIONAL ASSOCIATION, as administrative agent (“Agent”), for the benefit of the Lenders, as hereinafter defined.
Recitals:
A.    STERIS CORPORATION, an Ohio corporation (together with its successors and assigns, “Borrower”), is entering into the Third Amended and Restated Credit Agreement, dated as of the date hereof (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”; except as specifically defined herein, capitalized terms used herein that are defined in the Credit Agreement have the respective meanings ascribed to such terms in the Credit Agreement), by and among Borrower, Agent and the lending institutions from time to time parties thereto (together with their respective successors and assigns, collectively, “Lenders” and, individually, “Lender”).
B.    Each Guarantor is a Material Subsidiary of Borrower whose financing is provided by the Loans, as hereinafter defined, and each Guarantor deems it to be in its direct pecuniary and business interests that Borrower obtain from the Lenders the Commitment and the Loans provided for in the Credit Agreement.
C.    Each Guarantor understands that the Lenders are willing to enter into the Credit Agreement with Borrower only upon certain terms and conditions, one of which is that the Guarantors guarantee the payment of the Debt and this Guaranty is being executed and delivered in consideration of Agent and the Lenders entering into the Credit Agreement and for other valuable considerations.
Agreement:
In consideration of the premises and the covenants hereinafter contained, each of the Guarantors agrees as follows:
Section 1.Guaranty of Debt. Each Guarantor, jointly and severally, hereby absolutely and unconditionally guarantees the prompt payment in full of all of the Debt, whether now existing or hereafter arising, as and when the respective parts thereof become due and payable (whether at the stated maturity, by acceleration or otherwise) (the “Guaranteed Obligations”). If the Debt, or any part thereof, is not paid in full when due and payable (whether at the stated maturity, by acceleration or otherwise), Agent, on behalf of the Lenders, in each case, has the right to proceed directly against any Guarantor under this Guaranty to collect the payment in full of the Debt, regardless of whether or not Agent, on behalf of the Lenders, has theretofore proceeded or is proceeding against Borrower or any other Obligor. Agent and the Required Lenders, in their sole discretion, may proceed against any Obligor, and may exercise each right, power or privilege that Agent or the Lenders may then have, either simultaneously or separately, and, in any event, at such time or times and as often and in such order as Agent and the Required Lenders, in their sole discretion, may from time to time deem expedient to collect the payment in full of the Debt.
Section 2.Payments Conditional. Whenever Agent or any Lender credits any payment to the Debt or any part thereof, whatever the source or form of payment, the credit shall be conditional as to each Guarantor unless and until the payment is final and valid as to all the world. Without limiting the generality of the foregoing, each Guarantor agrees that if any check or other instrument so applied is dishonored by the drawer or any party thereto, each Lender, in each case, may reverse any entry relating thereto on its books and such Guarantor shall remain liable therefor, even if such Lender may no longer have in its possession any evidence of the Debt to which the payment in question was applied. If, in any bankruptcy, insolvency or similar proceeding or otherwise, all or part of any payment with respect to Debt previously made under this Guaranty shall be rescinded for any reason whatsoever, then the obligations under this Guaranty shall be reinstated to the extent of the amount so rescinded and, if theretofore terminated, this Guaranty shall be reinstated in full force and effect and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of any Guarantor hereunder.
Section 3.Guarantors' Obligations Absolute and Unconditional. Regardless of the duration of time, regardless of whether Borrower may from time to time cease to be indebted to the Lenders and irrespective of any act, omission or course of dealing whatever on the part of Agent or any Lender, each Guarantor's liabilities and other obligations under this Guaranty shall remain in full effect until the payment in full of the Debt. Without limiting the generality of the foregoing:
(a)no Lender shall at any time be under any duty to any Guarantor to grant any financial accommodation to Borrower, irrespective of any duty or commitment of any of the Lenders to Borrower, or to follow or direct the application of the proceeds of any such financial accommodation;
(b)each Guarantor waives (i) notice of the granting of any Loan to Borrower or the incurring of any other indebtedness by Borrower or the terms and conditions thereof, (ii) presentment, demand for payment and notice of dishonor of the Debt or any part thereof, or any other indebtedness incurred by Borrower to any of the Lenders, (iii) notice of any indulgence granted to any Obligor, (iv) any other notice to which such Guarantor might, but for this waiver, be entitled, (v) any defense based upon the invalidity or unenforceability of the Debt, (vi) any law or regulation of any jurisdiction or any other event affecting any term of the Debt, and (vii) any other circumstance that might constitute a defense of the Borrower or any Guarantor (other than payment);
(c)Agent and the Lenders, in their sole discretion, may, without any prejudice to their rights under this Guaranty, at any time or times, without notice to or the consent of any Guarantor, (i) grant Borrower whatever financial accommodations that Agent and the Lenders may from time to time deem advisable, even if Borrower might be in default in any respect and even if those financial accommodations might not constitute indebtedness the payment of which is guaranteed hereunder, (ii) assent to any renewal, extension, consolidation or refinancing of the Debt, or any part thereof, (iii) forbear from demanding security, if Agent and the Lenders have the right to do so, (iv) release any Obligor, irrespective of the consideration, if any, received therefor, (v) grant any waiver or consent or forbear from exercising any right, power or privilege that Agent and the Lenders may have or acquire, (vi) assent to any amendment, deletion, addition, supplement or other modification in, to or of any writing evidencing or securing any Debt or pursuant to which any Debt is created, (vii) grant any other indulgence to any Obligor, (viii) accept any other Obligor upon the Debt or any part thereof, and (ix) fail, neglect or omit in any way to realize upon any collateral or to protect the Debt or any part thereof;
(d)each Guarantor's liabilities and other obligations under this Guaranty shall survive any dissolution of such Guarantor; and
(e)each Guarantor's liabilities and other obligations under this Guaranty are absolute and unconditional irrespective of any lack of validity or enforceability of the Credit Agreement, the Notes, any Loan Document or any other agreement, instrument or document evidencing the Loans or related thereto, or any other defense available to such Guarantor in respect of this Guaranty.

Section 4.Representations and Warranties. Each Guarantor represents and warrants to Agent and each of the Lenders that (a) such Guarantor is a duly organized or formed and validly existing entity, in good standing or full force and effect under the laws of the state of its incorporation or formation, and is qualified to do business in each state where a failure to so qualify would have a Material Adverse Effect; (b) such Guarantor has legal power and right to execute and deliver this Guaranty and to perform and observe the provisions hereof; (c) the officer(s) executing and delivering this Guaranty on behalf of such Guarantor have been duly authorized to do so, and this Guaranty, when executed, is legal and binding upon such Guarantor in every respect; (d) except for matters described or referenced in the Credit Agreement or any schedule thereto, no litigation or proceeding is pending or threatened against such Guarantor before any court or any administrative agency that, in such Guarantor's opinion, after consultation with such Guarantor's counsel, is reasonably expected to have a material adverse effect on such Guarantor; (e) such Guarantor has received consideration that is the reasonable equivalent value of the obligations and liabilities that such Guarantor has incurred to Agent and the Lenders; (f) such Guarantor is not insolvent, as defined in any applicable state or federal statute, nor will such Guarantor be rendered insolvent by the execution and delivery of this Guaranty to Agent and the Lenders; (g) such Guarantor is not engaged or about to engage in any business or transaction for which the assets retained by such Guarantor are or will be an unreasonably small amount of capital, taking into consideration the obligations to the Lenders incurred hereunder; and (h) such Guarantor does not intend to, nor does such Guarantor believe that it will, incur debts beyond its ability to pay such debts as they mature.
Section 5.Incorporation of Credit Agreement. Each Guarantor agrees that all representations, warranties, and covenants contained in the Credit Agreement that are applicable to such Guarantor as a Company and/or as a Material Subsidiary thereunder are specifically incorporated herein as if such statements were made by such Guarantor herein. In addition, the LC Terms and Conditions are incorporated herein by reference. For the avoidance of doubt, if a Letter of Credit is requested under the Credit Agreement for the account of a Guarantor, such Guarantor agrees that it will be bound by the LC Terms and Conditions with respect to the Letter of Credit requested to be issued for its account.
Section 6.Subordination.
(a)Any Indebtedness of Borrower now or hereafter held by any Guarantor is hereby subordinated to the Indebtedness of Borrower to Agent and the Lenders; and such Indebtedness of Borrower to any Guarantor, if Agent, after an Event of Default has occurred so requests, shall be collected, enforced and received by such Guarantor as trustee for Agent and the Lenders and be paid over to Agent, for the benefit of Agent and the Lenders, on account of the Indebtedness of Borrower to Agent and the Lenders, but without affecting or impairing in any manner the liability of such Guarantor under the other provisions of this Guaranty. Prior to the transfer by any Guarantor of any note or negotiable instrument evidencing any Indebtedness of Borrower to such Guarantor, such Guarantor shall mark such note or negotiable instrument with a legend that the same is subject to this subordination.
(b)If and to the extent that any Guarantor makes any payment to Agent or any Lender or to any other person pursuant to or in respect of this Guaranty, any reimbursement, indemnification, contribution or similar claim that such Guarantor may have against Borrower or any other Guarantor by reason thereof shall be subject and subordinate to the prior termination of the Commitment and indefeasible payment in full of all Debt owed to Agent and the Lenders.
Section 7.Subrogation Rights. Until such time as the Debt has been paid in full in cash and otherwise fully performed and the Commitment under the Credit Agreement has been terminated, each Guarantor hereby irrevocably waives all rights of subrogation that it may at any time otherwise have as a result of this Guaranty (whether contractual, under section 509 of the Bankruptcy Code, or otherwise) to the claims of Agent and/or the Lenders against Borrower, any other Guarantor or any other guarantor of or surety for the Debt.
Section 8.Contribution.
(a)Contribution Among Guarantors. Each Guarantor, in addition to the subrogation rights it shall have against Borrower under applicable law as a result of any payment it makes hereunder, shall also have a right of contribution against all other Guarantors in respect of any such payment pro rata among the same based on their respective net fair value as enterprises, provided any such right of contribution shall be subject and subordinate to the prior payment in full of the Guaranteed Obligations (and such Guarantor's obligations in respect thereof).
(b)Full Recourse Obligations; Effect of Fraudulent Transfer Laws, etc. It is the desire and intent of each Guarantor, Agent and the other Lenders that this Guaranty shall be enforced as a full recourse obligation of each Guarantor to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. If and to the extent that the obligations of any Guarantor under this Guaranty would, in the absence of this sentence, be adjudicated to be invalid or unenforceable because of any applicable state or federal law relating to fraudulent conveyances or transfers, then the amount of such Guarantor's liability hereunder in respect of the Guaranteed Obligations shall be deemed to be reduced ab initio to that maximum amount that would be permitted without causing such Guarantor's obligations hereunder to be so invalidated.
Section 9.Notice. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Guarantor, addressed to it at 5960 Heisley Road, Mentor, Ohio 44060, Attention: Chief Financial Officer, with a copy to the attention of General Counsel of Borrower, and, if to Agent or a Lender, addressed to the address of Agent or such Lender specified on the signature pages of the Credit Agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed delivered (a) upon receipt when delivered in person, (b) upon receipt of electronic confirmation of error free transmission when sent by facsimile or other electronic means, or (c) upon receipt when sent by nationally (or internationally, as the case may be) recognized overnight delivery service, first class mail, registered mail, or certified mail.
Section 10.Miscellaneous. This Guaranty binds each Guarantor and its successors and assigns and inures to the benefit of Agent and each Lender and their respective successors and assigns, including, without limitation, each holder of any Note evidencing any Debt. If, at any time, one or more provisions of this Guaranty is or becomes invalid, illegal or unenforceable in whole or in part, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby. This Guaranty constitutes a final written expression of all of the terms of this Guaranty, is a complete and exclusive statement of those terms and supersedes all oral representations, negotiations and prior writings, if any, with respect to the subject matter hereof. The relationship between (a) the Guarantors and (b) Agent and the Lenders with respect to this Guaranty is solely that of debtor and creditors, respectively, and Agent and the Lenders have no fiduciary obligation toward any Guarantor with respect to this Guaranty or the transactions contemplated hereby. The captions herein are for convenience of reference only and shall be ignored in interpreting the provisions of this Guaranty.
Section 11.Judgment Currency. If Agent, on behalf of the Lenders, obtains a judgment or judgments against any Guarantor in an Alternate Currency, the obligations of such Guarantor in respect of any sum adjudged to be due to Agent or the Lenders hereunder (the “Judgment Amount”) shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in the Alternate Currency, Agent, in accordance with normal banking procedures, may purchase Dollars with the Judgment Amount in such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount that accrued as a result of the failure of such Guarantor to pay the sum originally due hereunder when it was originally due and owing to Agent or the Lenders hereunder, under the Credit Agreement or under the Notes, as the case may be) was originally due and owing (the “Original Due Date”) to Agent or the Lenders hereunder (the “Loss”), such Guarantor agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Lender agrees to remit such excess to such Guarantor.
Section 12.Payments Net of Taxes. All payments on account of principal, if any, interest and other fees and amounts payable hereunder shall be made without set-off or counterclaim and, unless otherwise required by law, shall be made free and clear of and without deduction for withholding tax or similar tax, present or future, imposed by any taxing authority in any jurisdiction (a “Tax”). If any Guarantor shall be required to withhold or pay any Tax, it shall make the required withholding and payment in accordance with and within the time allowed by law, and shall nonetheless pay to the appropriate Lender such additional amounts as shall be necessary to cause such Lender actually to receive in full all amounts (after taking account of any further deduction or withholding that is required to be made as a consequence of the payment of such additional amounts) on account of principal and interest or other fees or amounts owing to it hereunder, as if such Tax had not been paid. As soon as practicable after the date that any Tax shall become due and payable, (i) each Guarantor shall give to such Lender the original or a copy of a receipt for the payment of the Tax, or, if such receipts are not issued by or received from the taxing authority to which the Tax was paid, a certificate of an officer of such Guarantor, confirming the date and amount of the payment so made and reasonable details of the calculation of the amount due; and (ii) each Guarantor shall indemnify and save such Lender harmless from and against any claim, liability, loss, cost, expense (including without limitation legal, accounting and other professional fees, and interest and penalty charges or fines imposed by any taxing authority in respect of or arising from non-payment of such Tax) to which such Lender may be exposed or that it may incur, by reason of any Guarantor's failure to make punctual payment of any amount required to be paid to a taxing authority pursuant to this Section.
Section 13.Amendments; Additional Guarantors. No amendment or waiver of any provision of this Guaranty and no consent to any departure by any Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Agent acting at the direction of the requisite number of Lenders, if any, required pursuant to Section 10.03 of the Credit Agreement, and, subject to Section 3(c) hereto, the applicable Guarantor or Guarantors, as the case may be, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Upon the execution and delivery by any Person of a guaranty supplement in substantially the form of Exhibit A hereto (each, a “Supplement”), (a) such Person shall be referred to as an “Additional Guarantor” and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document or Related Writing to a “Guarantor” shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to “this Guaranty”, “hereunder”, “hereof” or words of like import referring to this Guaranty, and each reference in any other Loan Document or Related Writing to the “Guaranty”, “thereunder”, “thereof” or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Supplement.
Section 14.Obligations and Agreement Independent. The obligations of each Guarantor under this Guaranty are independent of the obligations of any other Guarantor or any other Obligor, and a separate action or actions may be brought and prosecuted against any Guarantor whether or not any action is brought against any other Guarantor or any other Obligor and whether or not any other Guarantor or any other Obligor is joined in any such action. This Guaranty shall be construed as a separate agreement with respect to each of the Guarantors and may be amended, modified, supplemented, waived, or released with respect to any Guarantor without the approval of any other Guarantor and without affecting the obligations of any other Guarantor hereunder.

Section 15.Governing Law; Submission to Jurisdiction. The provisions of this Guaranty and the respective rights and duties of each Guarantor, Agent and the Lenders hereunder shall be governed by and construed in accordance with Ohio law, without regard to principles of conflict of laws. Each Guarantor hereby irrevocably submits to the non‑exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Guaranty, any Loan Document or any Related Writing, and such Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Guarantor, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Guarantor agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
Section 16.JURY TRIAL WAIVER. THE GUARANTORS, AGENT, AND THE LENDERS EACH WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG BORROWER, THE GUARANTORS, AGENT, AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS GUARANTY OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED THERETO.
[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, each Guarantor has executed and delivered this Guaranty as of the date first written above.

AMERICAN STERILIZER
COMPANY
STERIS INC.
ISOMEDIX OPERATIONS INC.
STERIS ISOMEDIX SERVICES, INC.

By: /s/ William L. Aamoth_______
Name: William L. Aamoth
Title: Vice President and Treasurer of, and on
behalf of, each of the above Guarantors

EXHIBIT A

FORM OF
JOINDER SUPPLEMENT
TO
GUARANTY OF PAYMENT

This JOINDER SUPPLEMENT TO GUARANTY OF PAYMENT, dated as of [_______________] (this “Supplement”), is made by [______________], a [______________] corporation (together with its successors and assigns, the “Additional Guarantor”).
Recitals:
A.    STERIS Corporation, an Ohio corporation (the “Borrower”), is a party to the Third Amended and Restated Credit Agreement, dated as of April 13, 2012 (as the same may from time to time be amended, restated or otherwise modified, the “Credit Agreement”), with the lenders from time to time party thereto (collectively, the “Lenders”), and KeyBank National Association, as agent for the Lenders (the “Agent”).
B.    In connection with the Credit Agreement, the Third Amended and Restated Guaranty of Payment, dated as of April 13, 2012 (as the same may from time to time be amended, restated, supplemented or otherwise modified, the “Guaranty”), was executed by the Guarantors, as defined in the Guaranty, in favor of the Agent, for the benefit of the Lenders.
C.    The Additional Guarantor is a Material Subsidiary of the Borrower and, pursuant to Section 5.19 of the Credit Agreement, is required to become a “Guarantor” under the Guaranty and to guarantee, for the benefit of Agent and the Lenders, all of the Debt, as defined in the Credit Agreement.
D.    The Additional Guarantor deems it to be in its direct pecuniary and business interests to become a “Guarantor” under the Guaranty and, accordingly, desires to enter into this Supplement in order to satisfy the condition described in the preceding paragraph and to induce the Agent and the Lenders, to make financial accommodations to or for the benefit of the Additional Guarantor.
E.    The Additional Guarantor desires to become a Guarantor under the Guaranty.
Agreement:

In consideration of the foregoing and the other benefits accruing to the Additional Guarantor, the receipt and sufficiency of which are hereby acknowledged, the Additional Guarantor covenants and agrees with the Agent and the Lenders as follows:
1.    Definitions. Capitalized terms used in this Supplement and not otherwise defined herein or in the Guaranty shall have the meanings given to such terms in the Credit Agreement.
2.    Supplement; Guaranty. The Additional Guarantor hereby acknowledges, agrees and confirms that, by its execution of this Supplement, on and after the date hereof it shall become a party to the Guaranty and shall be fully bound by, and subject to, all of the covenants, terms, obligations and conditions of the Guaranty applicable to a “Guarantor” as though originally party thereto as a “Guarantor,” and the Additional Guarantor shall be deemed a “Guarantor” for all purposes of the Guaranty and the other Loan Documents.

The Additional Guarantor acknowledges and confirms that it has received a copy of the Guaranty, the other Loan Documents and all exhibits thereto and has reviewed and understands all of the terms and provisions thereof. The Additional Guarantor (a) agrees that it will comply with all the terms and conditions of the Guaranty as if it were an original signatory thereto, and (b) irrevocably and unconditionally guarantees to the Agent and the Lenders the prompt payment in full of all of the Debt, whether now existing or hereafter arising, as and when the respective parts thereof become due and payable (whether at the stated maturity, by acceleration or otherwise).
3.    Representations and Warranties. The Additional Guarantor, as of the date hereof, hereby:
(a)    makes to the Agent and the Lenders each of the representations and warranties contained in the Guaranty applicable to a Guarantor, except it is understood that Guarantor is in the process of qualifying, but is not presently qualified, in those jurisdictions in which it holds assets; and
(b)    represents and warrants that upon the execution and delivery of this Supplement, all of the conditions set forth in Section 5.19 of the Credit Agreement have been satisfied.
4.    Successors and Assigns; Entire Agreement. This Supplement is binding upon and shall inure to the benefit of the Additional Guarantor, the Agent and each of the Lenders and their respective successors and assigns. This Supplement and the Guaranty set forth the entire agreement and understanding between the parties as to the subject matter hereof and merge and supercede all prior discussions, agreements and understandings of any and every nature among them. This Supplement shall be a Loan Document under the Credit Agreement.
5.    Effect of this Supplement. Except as supplemented hereby, the Guaranty is hereby ratified and confirmed and shall remain in full force and effect.
6.    Effectiveness. This Supplement shall not become effective unless and until it shall have been executed and delivered by the Additional Guarantor to the Agent and acknowledged and agreed to by each other Guarantor under the Guaranty.
7.    Headings. The descriptive headings of this Supplement are for convenience or reference only and do not constitute a part of this Supplement.
8.    Governing Law. This Supplement is governed by and construed in accordance with Ohio law, without regard to principals of conflict of laws.

9.    JURY TRIAL WAIVER. THE ADDITIONAL GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHTS TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS SUPPLEMENT, THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

IN WITNESS WHEREOF, each Additional Guarantor has duly executed this Supplement as of the date first written above.
[---------------______________________________]

By:
Name:     ________________________
Title:     ________________________

Acknowledged and agreed to:

STERIS CORPORATION
AMERICAN STERILIZER COMPANY
STERIS INC.
ISOMEDIX OPERATIONS INC.
STERIS ISOMEDIX SERVICES, INC.

By:
Name:    _______________________
Title:    _______________________